UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    February 1, 2007

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On February 1, 2007, DPL Inc. (the “Company”) issued a press release announcing that the Board of Directors increased the quarterly dividend for its common stock to $0.26 per share payable March 1, 2007 to the common shareholders of record as of February 14, 2007.  This payment increases the annualized rate from $1.00 to $1.04 per common share, or a 4% increase.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 5, 2007, Standard and Poor’s announced upgrades to the corporate credit and debt ratings of DPL Inc. and its principal subsidiary, The Dayton Power and Light Company.  A copy of the press release announcing these ratings upgrades is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On February 6, 2007, the Company issued a press release announcing that it will hold its 2007 Annual Meeting of Shareholders on Friday, April 27, 2007 at 10:00 a.m. Eastern Time.  The meeting will be in Dayton, Ohio at the Schuster Center.  Holders of common shares of record at the close of business on March 5, 2007 are entitled to notice of and to vote at the annual meeting.  A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release of DPL Inc., dated February 1, 2007.
99.2	Press Release of DPL Inc., dated February 5, 2007.
99.3	Press Release of DPL Inc., dated February 6, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: February 7, 2007	/s/ Miggie E. Cramblit
	Name:	Miggie E. Cramblit
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
99.1	Press Release of DPL Inc., dated February 1, 2007.	E

99.2	Press Release of DPL Inc., dated February 5, 2007.	E

99.3	Press Release of DPL Inc., dated February 6, 2007.	E